SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2003

BAM! ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32989	77-0553117
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Santa Clara Street, Suite 716
San Jose, California 95113
(Address of Principal Executive Offices, Including Zip Code)

(408) 298-7500
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

On July 23, 2003, the Registrant issued a press release announcing that its subsidiary, Bam Entertainment Ltd., had entered into a distribution agreement whereby Acclaim Entertainment, Ltd, a subsidiary of Acclaim Entertainment, Inc. (NASDAQ: AKLM), will distribute certain forthcoming computer and video game products of BAM! within PAL territories, including Europe and Australia. A copy of the press release is filed herewith as Exhibit 99.1.

Item 7: Exhibits

99.1 Press release dated July 23, 2003

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 23, 2003	BAM! ENTERTAINMENT, INC.

By: /S/ STEPHEN AMBLER

Name: Stephen Ambler
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press Release dated July 23, 2003